UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2017

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue

Union, New Jersey 07083

(Address of principal executive offices) (Zip code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to letter agreements entered into on February 7, 2017, each of Warren Eisenberg and Leonard Feinstein, Co-Chairmen of Bed Bath & Beyond Inc. (the “Company”), has agreed with the Company to 90-day extensions through May 26, 2017 to his employment agreement. The Company and such executives are engaged in discussions respecting revisions to such agreements.

Item 8.01	Other Events.

The Company’s Board of Directors (the “Board”) is considering modifications to the Company’s governance and executive compensation plans with a view toward addressing the voting results for the shareholder proposals at the Company’s 2016 annual meeting, and the Board and management are engaged in discussions with shareholders regarding compensation and governance matters as part of the Company’s on-going shareholder outreach program.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Letter agreement dated February 7, 2017 between the Company and Warren Eisenberg

10.2	Letter agreement dated February 7, 2017 between the Company and Leonard Feinstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: February 9, 2017	By:	/s/ Susan E. Lattmann

Susan E. Lattmann Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement dated February 7, 2017 between the Company and Warren Eisenberg

10.2	Letter agreement dated February 7, 2017 between the Company and Leonard Feinstein